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                                                                     EXHIBIT 5.1


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]




                                            April 27, 2000




Geron Corporation
230 Constitution Drive
Menlo Park, California  94025

               Re:    Geron Corporation
                      Registration on Form S-3

Ladies and Gentlemen:

               We have acted as special counsel to Geron Corporation, a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 5,000,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock").

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-32256) as filed with the Securities and Exchange Commission (the "Commission") on March 13, 2000 under the Act, Amendment No. 1 thereto filed with the Commission on March 17, 2000, Amendment No. 2 thereto filed with the Commission on April 7, 2000, Amendment No. 3 thereto filed with the Commission on April 24, 2000 and Amendment No. 4 thereto filed with the Commission on April 27, 2000 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Certificate of Incorporation of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; and (v) certain resolutions of the Board of Directors of the Company (the "Resolutions") relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements,



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Geron Corporation
April 27, 2000
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certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

               Members of our firm are admitted to the bar in the states of California and Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

               Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Resolutions have been duly adopted by the Board of Directors of the Company; (iii) the price at which the Shares are to be sold and other matters relating to the issuance and sale of the Shares have been approved by the Board of Directors in accordance with the Resolutions and (iv) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the purchasers thereof at a price per share not less than the per share par value of the Common Stock, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.


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Geron Corporation
April 27, 2000
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               We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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